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                                                                        Ex 10.39
Mr. Loren E. Smith
P.O. Box 953
El Prado, NM  87529-0953


October 20, 1999


Dear Loren,

On behalf of Stamps.com Inc. (the "Company"), I am pleased to offer you the
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position of President and Chief Operating Officer.

The terms of your new position with the Company are as set forth below:

     1.  Position.
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         a.  You will become President and Chief Operating Officer for the
             Company. In your position, you will report directly to John Payne, the Company's Chairman and Chief Executive Officer.

         b. You agree to the best of your ability and experience that you will at all times loyally and conscientiously perform all of the duties and obligations required of and from you pursuant to the express and implicit terms hereof, and to the reasonable satisfaction of the Company. During the term of your employment, you further agree that you will devote all of your business time and attention to the business of the Company, the Company will be entitled to all of the benefits and profits arising from or incident to all such work services and advice, you will not render commercial or professional services of any nature to any person or organization, whether or not for compensation, without the prior written consent of the Company's Board of Directors, and you will not directly or indirectly engage or participate in any business that is competitive in any manner with the business of the Company. Nothing in this letter agreement will prevent you from (i) accepting speaking or presentation engagements in exchange for honoraria;
             (ii) from serving on boards of charitable organizations; (iii) from serving on boards of companies for which you are a director as of the date of this letter or companies which are not competitive with the Company; or (iv) from owning no more than one percent (1%) of the outstanding equity securities of a corporation whose stock is listed on a national stock exchange. Your services will be rendered on a seven-day-a-week basis from all locations where you may be, whether at the Company's headquarters or elsewhere, including your home.
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     2.  Start Date.  Subject to fulfillment of any conditions imposed by this
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         letter agreement, you will commence this new position full time with the Company on October 20, 1999.

     3.  Proof of Right to Work.  For purposes of federal immigration law, you
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         will be required to provide to the Company documentary evidence of your identity and eligibility for employment in the United States. Such documentation must be provided to us within three (3) business days of your date of hire, or our employment relationship with you may be terminated.

     4.  Compensation.
         ------------

         a.  Base Salary.  You will be paid a monthly salary of $20,833.33,
             -----------
             which is equivalent to $250,000 on an annualized basis. Your salary will be payable in two equal payments per month pursuant to the Company's regular payroll policy. In connection with the commencement of your employment with the Company, your consulting agreement will terminate and you shall receive no additional cash payments under that agreement.

         b.  Annual Review.  Your base salary will be reviewed at the end of
             -------------
             each calendar year as part of the Company's normal salary review process. This review will be coupled with an equity compensation review.

         c.  Bonus.  You will be eligible for an annual bonus of at least
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             $100,000 based upon objective performance achievement.

     5.  Stock Options.
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         Grant.  In connection with the commencement of your employment, the
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         Company will recommend that the Board of Directors grant you an option to purchase 300,000 shares of the Company's Common Stock ("Shares"),
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         with an exercise price equal to the closing price on Nasdaq of the
         Company's Common Stock on October 20, 1999 ($35.625 per share). These option shares will vest in 24 equal monthly installments beginning on October 20, 1999. Vesting will, of course, depend on your continued employment with the Company. The option will be an incentive stock option to the maximum extent allowed by the tax code and will be subject to the terms of the Company's 1999 Stock Incentive Plan and the Stock Option Agreement between you and the Company.

         Your Stock Option Agreement will include a change in control addendum which provides for two years of vesting acceleration if a change in control occurs prior to your one year anniversary with the Company. If the change in control occurs subsequent to your one-year anniversary, you will receive full vesting acceleration. These acceleration terms apply only in an acquiror of the company does not assume
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         your options. If the options are assumed and you are involuntarily terminated (as defined in the change in control addendum) within 18 months of the change in control your vesting will fully accelerate.

         Options for Professional Services; Director Options.  On your hire
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         date, your consulting agreement with the Company will be of no further force and effect; provided, however, that the options granted to you under that agreement to purchase 135,000 shares of the Company's Common Stock shall continue to vest on the same schedule and under the same terms. In addition, options to purchase 108,000 shares of the Company's Common Stock granted to you as a member of the Company's Board of Directors shall continue to vest on the same schedule and under the same terms.

     6.  Benefits.
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         a.  Insurance Benefits.  The Company will provide you with standard
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             medical and dental insurance benefits available to all executive employees of the Company.

         b.  Vacation.  You will be entitled to four weeks paid vacation per
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             year.

         c.  Other Benefits.  The Company will provide you an allowance for
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             other expenses and benefits that you and the Company may mutually agree upon from time to time.

     7.  Confidential Information and Invention Assignment Agreement.  Your
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         acceptance of this offer and commencement of employment with the
         Company is contingent upon the execution, and delivery to an officer of the Company, of the Company's Confidential Information and Invention Assignment Agreement, a copy of which is enclosed for your review and execution (the "Confidentiality Agreement"), prior to or on
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         your Start Date.

     8.  Confidentiality of Terms.  You agree to follow the Company's strict
         ------------------------
         policy that employees must not disclose, either directly or indirectly, any information, including any of the terms of this agreement, regarding salary, bonuses, or stock purchase or option allocations to any person, including other employees of the Company; provided, however, that you may discuss such terms with members of your immediate family and any legal, tax or accounting specialists who provide you with individual legal, tax or accounting advice.

     9.  At-Will Employment.  Notwithstanding the Company's obligation described
         ------------------
         in Section 8 above, your employment with the Company will be on an "at will" basis, meaning that either you or the Company may terminate your employment at any time for any reason or no reason, without further obligation or liability.
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     10. Offer Expiration.  This offer is valid through October 20, 1999.
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     11. Background Check.  In connection with your consideration for
         ----------------
         employment, the Company requires all applicants to undergo an investigative background check. Consumer reports, driving records, and criminal activity reports are obtained. This offer is contingent upon all of the aforementioned reports showing satisfactory results .

We are all delighted to be able to extend you this offer and look forward to working with you. To indicate your acceptance of the Company's offer, please sign and date this letter in the space provided below and return it to me, along with a signed and dated copy of the Confidentiality Agreement. This letter, together with the Confidentiality Agreement, set forth the terms of your employment with the Company and supersede any prior representations or agreements (including your consulting agreement with the Company) whether written or oral. This letter may not be modified or amended except by a written agreement, signed by the Company and by you.

                                    Very truly yours,
                                    Stamps.com Inc.



                                    By:    /s/John W. LaValle
                                           -----------------------------------
                                           JOHN W. LaVALLE

                                    Title: Sr. VP, CFO



ACCEPTED AND AGREED:


LOREN E. SMITH

/s/ Loren E. Smith
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Signature

October 20, 1999
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Date

Enclosure:  Confidential Information and Invention Assignment Agreement